U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2016

GOLDEN GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

22106 Montebello Drive, Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 430-5935

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “the Company,” “we,” “us” and “our” refer to Golden Global Corp. and its subsidiary.

Item 1.01.         Entry into a Material Definitive Agreement.

On April 18, 2016, we entered into a Rescission Agreement and Mutual Release (the “Unwinding Agreement”) with Corpaycar, LLC, a Minnesota limited liability company (“CPC”), Combo Hitter, LLC, an Ohio limited liability company and wholly- owned subsidiary of GGC (“Combo”) and Brad Kohler, the sole member of CPC (the “Member,” and together with CPC and Combo, collectively, the “CPC Parties”). Pursuant to the Unwinding Agreement, the Company and the CPC Parties agreed to rescind that certain Acquisition Agreement dated October 30, 2015 (the “Acquisition Agreement”) by and among the Company, CPC and the Member, and the acquisition of all of the outstanding limited liability company membership interests of CPC (the “CPC Interests”) from the Member (the “Acquisition”) contemplated by the Acquisition Agreement. Pursuant to the Unwinding Agreement, among other matters:

•	The Acquisition Agreement and the Acquisition were rescinded ab initio, as of October 30, 2015;

•	The CPC Parties, jointly and severally waived (i) any ownership right in and to the shares of our Series B Preferred Stock, which was to be issued to the Member pursuant to the Acquisition Agreement in exchange for the CPC Interests; and (ii) any right to receive compensation of any type and any other benefit from GGC pursuant to the Acquisition Agreement or otherwise in connection with the Acquisition;

•	GGC waived (i) any ownership right in and to the CPC Interests which were to be conveyed by the Member to GGC pursuant to the Acquisition Agreement or otherwise in connection with the Acquisition; and (ii) any ownership rights in the intellectual property or other assets of CPC or Combo;

•	The CPC Parties were relived of any obligation to repay GGC for any funds advanced by GGC to the CPC Parties to fund the operations of CPC and Combo between October 30, 2015 and April 18, 2016; and

•	The parties exchanged mutual releases and agreed to a mutual non-disparagement covenant.

The Company intends to focus its business efforts on its goal of creating and integrating a platform of complementary fitness industry businesses, including the proposed acquisition of the membership base and operating assets of three northern Ohio fitness centers, which it intends to rebrand as Global Fitness™ training centers and the establishment of its NUTRASTAX™ Fitness Supplement Division, through which it intends to market and sell a line of fitness supplements under the NURTRASTAX™ brand through its Global Fitness™ training centers and other distribution channels.

The above description of the Unwinding Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the copy of the Unwinding Agreement filed as Exhibit 10.1 to this report.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Rescission Agreement and Mutual Release dated as of April 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

Dated: April 20, 2016	By:	Erik Blum
Erik Blum, Chief Executive Officer